Exhibit 3.130

ARTICLES OF INCORPORATION

OF

DESERT PALACE, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, for the purpose of associating ourselves to establish a corporation for the transaction of business and the promotion and conduct of the objects and requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation in writing:

AND WE DO HEREBY CERTIFY:

I.

THAT the name of the said corporation shall be:

DESERT PALACE, INC.

II.

That the principal office and place of business of the corporation shall be 230 Las Vegas Boulevard South, Las Vegas, Nevada, and Louis Wiener, Jr., shall be the Resident Agent in charge thereof.

III.

That the purposes for which said corporation is formed and the nature of the objects proposed to be transacted and carried on by it are:

(a) To engage in any and all lawful activity.

IV.

This Corporation is authorized to issue Eleven Thousand One Hundred shares (11,100) of common stock having an aggregate par value of Five Hundred Fifty-One Thousand Dollars ($551,000.00), divided into two classes as follows:

(a) Class A Non-Voting Common Stock, consisting of Eleven Thousand (11,000) shares of a par value of Fifty Dollars ($50.00) per share or an aggregate par value of Five Hundred Fifty Thousand Dollars ($550,000.00):

(b) Class B Voting Common Stock, consisting of One Hundred (100) shares of a par value of Ten Dollars ($10.00) per share, or an aggregate par value of One Thousand Dollars ($1,000.00).

V.

The designations, preferences, privileges, voting powers, restrictions and qualifications of the shares of each class of authorized capital stock of the Corporation shall be as follows, and shall not be altered or modified in any respect whatsoever except upon the consent of a majority of the issued and outstanding shares of Class B Voting Common Stock:

a. All voting rights and powers with reference to corporate affairs are specifically and exclusively reserved to the holders of the issued and outstanding shares of Class B Voting Common Stock.

b. All other rights and preferences are specifically and exclusively reserved to the holders of Class A Non-Voting Common Stock, and the said holders thereof shall participate, share for share, in the earnings, dividends and equity of the Corporation, and in any assets of the Corporation upon the liquidation or dissolution of the Corporation. The holders of Class B Voting Common Stock shall not participate in any manner in the earnings, dividends, equity or assets of the Corporation.

VI.

No holders of stock of the Corporation of whatever class, shall have any preemptive rights or any preferential right of subscription to any shares of stock of any class, other than such, if any, as the Board of Directors, in its discretion may determine, and at such price as the Board of Directors in its discretion may fix.

VII.

The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of any class with or without par value, whether now or hereafter authorized, and options and warrants with respect thereto, and bonds, notes, debentures or other obligations convertible into securities or into shares of its stock of any class, whether now or hereafter authorized, for such considerations as said Board of Directors may deem advisable, irrespective of the value or amount of such consideration subject to such limitations and restrictions, if any, as may be set forth in the By-Laws of the Corporation. Any and all shares issued by the Corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessment.

VIII.

No director, officer or other party shall be disqualified from voting or acting on behalf of the Corporation in contracting with any other corporation in which he is or may be an officer, director or stockholder, and no contract or other transaction between this corporation and any other corporation shall be affected by the fact that the directors of this Corporation are interested in or are directors or officers of such other corporations, and any director, officer, or other party connected with the Corporation, may individually be a party to or may be interested in any contract or transaction of this Corporation, and no contract or transaction of this Corporation with any person or persons, firm or association shall be affected by the fact that any director, officer or other party of or connected with this Corporation is a party to or is connected with such person, persons, firm or association.

IX.

The Board of Directors of the Corporation shall have the right to make from time to time any amendments of its Charter which may now or hereinafter be authorized by law, including any amendment changing the terms of any class of its stock by classification, reclassification or otherwise.

X.

The members of the governing board shall be styled Directors. The Board of Directors shall consist of not less than three nor more than twenty members. The names and post office addresses of the first Board of Directors, which shall consist of five members, and of each of the incorporators signing these Articles are as follows:

FIRST BOARD OF DIRECTORS

Name	Post Office Address

Jay J. Sarno	870 Peachtreet Street, N.E.
Atlanta 83, Georgia

Stanley A. Mallin	2030 Peachtree Street, N.E.
Atlanta 83, Georgia

Nathan S. Jacobson	One Charles Center
Baltimore 1, Maryland

Harry W. Lewis	9200 W. Bay Harbor Drive
Bay Harbor Island, Florida

W. Albert Stewart, Jr.	Justice Building
Las Vegas, Nevada

INCORPORATORS

Louis Wiener, Jr.	230 Las Vegas Blvd. S.
Las Vegas, Nevada

Philip Silver	3478 Paradise Road
Las Vegas, Nevada

Betty Krieger	2200 Isabelle Avenue
Las Vegas, Nevada

The Board of Directors may from time to time appoint from among its members an Executive Committee comprised of three or more Directors, and may delegate to such Committee, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors, in the management of the business affairs of the Corporation except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders’ approval. In the absence of any member of the Executive Committee, the remaining members thereof present at any Executive Committee meeting (but not less than two), shall act with the full powers of said Executive Committee.

This corporation shall have perpetual existence.

IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of Incorporation this 2nd day of December         , 1964.

/s/ Louis Wiener, Jr.
Louis Wiener, Jr.

/s/Philip Silver
Philip Silver

/s/Betty Krieger
Betty Krieger

STATE OF NEVADA	)
	)	ss:
COUNTY OF CLARK	)

ON THIS 2nd DAY of December             , 1964, before me, a Notary Public in and for the said County and State, personally appeared Louis Wiener, Jr.             , Philip Silver , and Betty Krieger known             to me to be the persons described in and who executed the foregoing Articles of Incorporation, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.

[ILLEGIBLE]
Notary Public Clark County, Nevada

My Commission expires Jan. 6, 1966.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

DESERT PALACE, INC.

-0O0-

DESERT PALACE, INC., a corporation organized under the laws of the State of Nevada, by its President and Secretary does hereby certify:

One. At a special meeting of the Board of Directors of said corporation duly held at its principal office for the transaction of business at Suite 601 First National Bank Building, 300 East Carson, Las Vegas, Nevada, at 10:00 o’clock A.M. on the 12th day of January, 1966, at which meeting there was at all times present and acting a quorum of the said members of the Board, the following Resolution was duly adopted:

RESOLUTION

WHEREAS, it is deemed and declared to be advisable and to the best interests of this corporation and its stockholders that the Articles of Incorporation of this corporation be amended as hereinafter provided; NOW THEREFORE BE IT RESOLVED, that Article IV of the Articles of Incorporation of this Corporation be amended to read as follows:

IV.

This Corporation is authorized to issue Fourteen Thousand One Hundred (14,100) shares of its common stock having an aggregate par value of Seven Hundred One Thousand ($701,000.00), divided into two classes as follows:

(a) Class A Non-Voting Common stock, consisting of Fourteen Thousand (14,000) shares of a par value of Fifty Dollars ($50.00) per share or an aggregate par value of Seven Hundred Thousand ($700,000.00) dollars;

(b) Class B Voting Common Stock, consisting of One Hundred (100) shares of a par value of Ten Dollars ($10.00) per share, or an aggregate par value of One Thousand Dollars ($1,000.00).”

Two. That notice of said Resolution to amend the Articles of Incorporation was included in the call of a special meeting of the stockholders of Desert Palace, Inc., duly and regularly noticed and held in the City of Las Vegas, Clark County, Nevada, January 27, 1966; that at such Special Meeting of stockholders 100 shares of Class B Voting Common Stock of the Corporation were entitled to vote; and that (100) one hundred shares of said outstanding Class B Voting Common Stock voted in favor of said Amendment (such shares of stock voting in favor of the amendment being more than 66-2/3% of the outstanding stock of this Corporation entitled to vote).

IN WITNESS WHEREOF, DESERT PALACE, INC. has caused this Certificate to be signed by its President and Secretary and its corporate seal to be affixed this 20th day of January, 1966.

DESERT PALACE, INC.

By	/s/ Nathan S. Jacobson
President

By	/s/ Harry Wald
Secretary

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

of

DESERT PALACE, INC.

DESERT PALACE, INC., a Nevada corporation, under its corporate seal and the hands of its duly elected and acting President and Secretary, does hereby certify:

1. That at a special meeting of the Board of Directors of this corporation, convened at Las Vegas, Nevada, at 10:00 A.M. on May 12, 1970 at which meeting there was at all times present and acting a quorum, a resolution was regularly adopted setting forth the amendments herein, and declaring their advisability, and calling a special meeting of stockholders entitled to vote for the consideration thereof, to-wit:

RESOLVED that it is deemed advisable, in the judgment of this Board of Directors, that Article III of the Articles of Incorporation of this corporation be amended to read as follows:

“III

“That the nature of the business and objects and purposes proposed to be transacted, promoted or carried on by the corporation is:

“(a) To engage in any lawful activity.

“(b) To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America.”

RESOLVED FURTHER that Article IV of the Articles of Incorporation of this corporation be amended by adding at the end thereof the following paragraphs:

“IV

“No public offering of any stock or security of this corporation may be made unless such public offering has been duly registered by the Nevada Gaming Commission.

APPROVED FOR FILING

THOMAS H. COOK

DEPUTY ATTORNEY GENERAL

1

“The sale, assignment, transfer, pledge, or other disposition of any stock or security issued by this corporation, if it holds a Nevada state gaming license, shall be ineffective unless duly registered with the Nevada Gaming Commission, provided that, if a public offering of such stock or security has been duly registered by the Nevada Gaming Commission, such registration shall be deemed to extend to all subsequent disposition of such stock or security, and no further registration with the Commission shall be required in connection with any such subsequent disposition, subject, however, to the provisions of the following two paragraphs:

“If, at any time, the Nevada Gaming Commission finds that any individual owner of any stock or security of this corporation is unsuitable to continue as a gaming licensee in this State, such owner shall immediately offer such security and/or stock to this corporation for purchase.

“If this corporation does not purchase any such stock or security, the owner may offer it to other purchasers, subject to prior approval by the Nevada Gaming Commission that may be required or provided by the laws of the State of Nevada and the Regulations pursuant thereto.”

RESOLVED that a special meeting of the stockholders of this corporation is hereby called, to be held in Las Vegas, Nevada, at 10:00 a.m., on the 12th day of May, 1970, for the purpose of acting upon the foregoing amendments, of which meeting notice is hereby directed to be given to each stockholder entitled to vote, in the manner and for the period of time prescribed by NRS 78.370 and by the corporation’s by-laws.

RESOLVED FURTHER that if at such meeting of stockholders, or any adjournment thereof, stockholders entitled to exercise a majority of the voting power shall vote in favor of the amendments, or in the alternative if stockholders having a majority of the voting power shall consent in writing to the amendments (in which event the meeting called and noticed need not be held), then the corporation shall make, under its corporate seal, and the hands of its President or Vice President, and its Secretary or Assistant Secretary, and shall acknowledge and file, the Certificate of Amendment required by NRS 78.390, and shall do all things necessary to effect the amendments.

2

2. That pursuant to the resolution and as required by NRS 78.390, notice of the meeting thus called was given to, or has been duly waived in writing by, all stockholders of record of the corporation having voting power; and there having been secured the written consent to the proposed amendment of a majority of such voting power, the stockholders meeting, called by the resolution, has not been and will not be held.

3. That the form of written consent of the stockholders to the amendment is filed herewith and made a part hereof.

4. That there were issued and outstanding the following number of shares of authorized capital stock of the corporation entitled to consent to the proposed amendments: 100 shares.

5. That the following numbers of shares, which number represent a majority of the voting power entitled to vote, consented to and authorized and adopted the amendments: 100 shares.

DATED: this 12th day of May, 1970.

DESERT PALACE, INC.

by	/s/ William S. Weinberger
William S. Weinberger, Pres.

(corporate seal)

by	/s/ Harry Wald
Harry Wald, Secretary

STATE OF NEVADA	)	ss.
COUNTY OF CLARK	)

3

CERTIFICATE OF AMENDMENT OF THE ARTICLE OF INCORPORATION OF DESERT PALACE, INC.	[STAMP]

The undersigned hereby certifies that:

1. He is the President of Desert Inc., a Nevada corporation (the “Company”)

2. The Company’s sole director, by duly adopted resolution, approved the amendment of the Company’s Articles of Incorporation, as set forth herein, by written consent, and recommended that such proposal to amend this Company’s Articles of Incorporation be submitted to the Company’s sole stockholder for approval.

3. The Company’s sole stockholder, by duly adopted resolution, approved the proposal amendment to the Company’s Article of Incorporation as set forth herein, by written consent.

4. Articles X of the Articles of Incorporation of the Company is hereby deleted and replaced in its entirely with the following:

“The members of the governing board of the Corporation are styled as directors. The Board of Directors of the Corporation shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The Board of Directors shall consist of at least one(1) individual and not more than ten (10) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaw of the Corporation.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Articles of Incorporation of Desert Palace, Inc., a Nevada corporation, this 18th day of April, 2003.

/s/ Wallace R. Barr
Wallace R. Barr